                                                                     EXHIBIT 3.1



                                       RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                           TOWN SPORTS INTERNATIONAL, INC.

                 (Under Section 807 of the Business Corporation Law)

                                    *     *     *

     The undersigned, for the purpose of restating the Certificate of Incorporation pursuant to Section 807 of the Business Corporation Law of the State of New York (the "Business Corporation Law"), hereby certifies:

          1. The name of the Corporation is Town Sports International, Inc. (the "Corporation").

          2. The Certificate of Incorporation of the Corporation was filed on June 5, 1973 by the Department of State. The Corporation was originally incorporated under the name St John Squash Racquets, Inc.

          3. The Certificate of Incorporation is hereby amended to effect the following changes authorized by the Business Corporation Law, to wit:

          a. To amend the purpose of the Corporation as set forth in paragraph SECOND of the Certificate of Incorporation;

          b. To amend the capitalization provisions set forth in paragraph FOURTH as follows:

               (i) To amend subparagraph A to increase the authorized shares of capital stock of the Corporation from Five Hundred Thousand (500,000) to Four Million (4,000,000), consisting of Two Million Five Hundred Thousand (2,500,000) shares of Class A Voting Common Stock, par value $0.01 per share; One Million Two Hundred Fifty Thousand (1,250,000) shares of Class B Convertible Non-Voting Common Stock, par value $0.01 per share; and Two Hundred Fifty Thousand (250,000) shares of Preferred Stock, par value $0.10 per share, issuable in one or more series;

               (ii) To amend subparagraph A and replace subparagraphs B.1 and
     B.2 with a new subparagraph B.1 to designate the Corporation's voting Common Stock as Class A Voting Common Stock and to reduce the par value of such stock from $0.10 per share to $0.01 per share;

               (iii)To amend subparagraph A and add new subparagraph B.2 to authorize and designate the Corporation's Class B Convertible Non-Voting Common Stock, par value $0.01 per share, which such stock shall have the rights and privileges set forth therein;

               (iv) To renumber subparagraphs B.1, 3 and 4 as B.3, B.4 and B.5, respectively;

               (v) To amend new subparagraph B.3 to require the shareholders to approve the filing of any amendments to the Certificate of Incorporation in respect of the issuance of shares of a series of Preferred Stock;

               (vi) To amend the dividend rights and voting rights provisions of new subparagraphs B.4(a) and B.4(c), respectively.

          c. To change the post-office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon it as set forth in paragraph FIFTH of the Certificate of Incorporation;

          d. To amend paragraph SEVENTH with respect to the denial of preemptive rights under Section 622 of the Business Corporation Law;

          e. To replace paragraph EIGHTH with a new paragraph EIGHTH relating to the indemnification of officers and directors of the Corporation; and

          f. To add a new paragraph NINTH relating to the elimination of the personal liability of the Directors of the Corporation to the fullest extent permitted by law.

          4. The restatement of the Certificate of Incorporation of the Corporation herein provided for was authorized by the unanimous written consent of the holders of all of the outstanding shares of the Corporation entitled to vote on the restatement of the Certificate of Incorporation and by the unanimous written consent of the Board of Directors of the Corporation.

          5. The Certificate of Incorporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                             CERTIFICATE OF INCORPORATION

                                          OF

                           TOWN SPORTS INTERNATIONAL, INC.

                 (Under Section 402 of the Business Corporation Law)

     FIRST: The name of the Corporation is Town Sports International, Inc. (the "Corporation").

     SECOND: The purpose for which the Corporation is formed is as follows:

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided, however, that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board agency or other body without first obtaining the consent of such body.


     THIRD: The office of the Corporation is to be located in the City of New York, County of New York, State of New York.

     FOURTH: A. The aggregate number of shares which the Corporation shall have the authority to issue is Four Million (4,000,000) shares of capital stock, of which Two Million Five Hundred Thousand (2,500,000) shares shall be designated Class A Voting Common Stock, par value $0.01 per share; One Million Two Hundred Fifty Thousand (1,250,000) shares shall be designated Class B Convertible Non-Voting Common Stock, par value $0.01 per share; and Two Hundred Fifty Thousand (250,000) shares of Preferred Stock, par value $0.10 per share, which such shares of Preferred Stock shall be issuable in one or more series, including Five Hundred (500) shares which shall be designated Series A Preferred Stock.

          B. The relative rights, preferences and limitations of each class of the Corporation's capital stock are, and the designation and relative rights, preferences and limitations of each series of its Preferred Stock are to be fixed, as follows:

          1. CLASS A VOTING COMMON STOCK. Except as otherwise provided by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the shares of Class A Voting Common Stock. Each share of Class A Voting Common Stock shall have one vote upon all matters. The affirmative vote of the holders of a majority of the outstanding shares of Class A Voting Common Stock shall be sufficient to require the dissolution of the Corporation. After the distribution in full of the preferential amounts to be distributed to the holders of all classes of stock entitled thereto in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Class A Voting Common Stock and the Class B Convertible Non-Voting Common Stock (collectively, the "Common Stock") shall be entitled to receive all the remaining assets of the Corporation.

          2. CLASS B CONVERTIBLE NON-VOTING COMMON STOCK. The rights and privileges of the Class B Convertible Non-Voting Common Stock shall be in all respects identical to the rights and privileges of the Class A Voting Common Stock, except as otherwise required by law and except that (i) the holders of the Class B Convertible Non-Voting Common Stock shall not have any right to vote for the election of directors of the Corporation or on any other matter requiring stockholder action, except as otherwise required by law, and (ii) shares of the Class B Convertible Non-Voting Common Stock shall be convertible into shares of the Class A Voting Common Stock pursuant to the terms and conditions set forth below.

               Conversion Terms. (a) Each share of Class B Convertible Non-Voting Common Stock shall be convertible into one share of Class A Voting Common Stock at the option of the holder of such Class B Convertible Non-Voting Common Stock as of the date (the "Conversion Date") an initial registration statement with respect to shares of the Class A Voting Common Stock is declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or a successor statute, on and subject to the terms and conditions hereinafter set forth. The Corporation shall provide each holder of Class B Convertible Non-Voting Common Stock with written notice of such conversion privilege at least thirty (30) days prior to the Conversion Date at the address of such holder as it appears on the stock transfer books of the Corporation.

               (b) In order to exercise its conversion privilege set forth in subparagraph 4.B.2(a) above, the holder of any shares of Class B Convertible Non-Voting Common Stock or such holder's duly authorized representative shall surrender the certificate or certificates representing such shares to the Corporation during normal business hours at its principal office on or before the Conversion Date and shall deliver concurrently therewith a written notice of the election of such holder to convert such shares represented by the certificate or certificates so surrendered. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Voting Common Stock, which shall be issuable upon such conversion, shall be issued. If so required by the Corporation, any certificate or certificates surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or such holder's duly authorized representative. Each conversion of shares of Class B Convertible Non-Voting Common Stock pursuant to the conversion privilege set forth in subparagraph 4.B.2(a) above shall be deemed to have been effected as of the Conversion Date, and the person or persons in whose name or names any certificate or certificates for shares of Class A Voting Common Stock shall be issuable upon such conversion shall be, for the purposes of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Voting Common Stock represented thereby on the Conversion Date.

               (c) Notwithstanding anything contained herein to the contrary, upon the date (the "Automatic Conversion Date") the Corporation becomes a member corporation of a national securities exchange registered under a statute of the United States such as the Securities Exchange Act of 1934, as amended, each outstanding share of Class B Convertible Non-Voting Common Stock shall automatically be converted to one share of Class A Voting Common Stock. Notice of such automatic conversion shall be given by mail to each registered holder of Class B Convertible Non-Voting Common Stock at the address of such holder as it appears on the stock transfer books of the Corporation, which such notice shall state that all outstanding shares of the Class B Convertible Non-Voting Common Stock shall be converted by the Corporation on the Automatic Conversion Date specified therein. All conversions of shares of Class B Convertible Non-Voting Common Stock pursuant to this provision shall be deemed to have been effected as of the Automatic Conversion Date, and the person or persons in whose name or names any certificate or certificates for shares of Class A Voting Common Stock shall be issuable upon such conversion shall be, for the purposes of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Voting Common Stock represented thereby on the Automatic Conversion Date.

               (d) As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Class A Voting Common Stock, the Corporation shall issue and deliver at its principal office, to or upon the written order of the holder thereof or such holder's duly authorized representative, certificates for the number of shares of Class A Voting Common Stock issuable upon any such conversion. The issuance of certificates for shares of Class A Voting Common Stock issuable upon the conversion of the Class B Convertible Non-Voting Common Stock shall be made without any charge to the converting holder of such stock for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue and deliver any such certificate unless and until the person requesting the issuance thereof in such other name shall have paid the Corporation the amount of such tax or has established to the Corporation's satisfaction that such tax has been paid.

               (e) All shares of the Class B Convertible Non-Voting Common Stock converted into shares of Class A Voting Common Stock as provided for herein shall be cancelled as of the date on which such conversion is deemed to have been effected hereunder.

               (f) One Hundred Twenty Five Thousand (125,000) shares of Class A Voting Common Stock authorized hereby shall be reserved and set aside, and such shares, or any proportionate part thereof, shall be issued only upon the conversion of shares of Class B Convertible Non-Voting Common Stock in accordance with the provisions hereof.

          3. PREFERRED STOCK. Subject to any limitation prescribed by law, the number of shares in each series of Preferred Stock and the designation and relative rights, preferences and limitations of each series of Preferred Stock shall be fixed by the Board of Directors of the Corporation, provided that before any shares of a series of Preferred Stock are issued, the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders shall vote to approve the filing of a corresponding Certificate of Amendment of this Certificate of Incorporation as required by the Business Corporation Law. Pursuant to the foregoing general authority vested in it, but not in limitation thereof, the Board of Directors is expressly empowered to determine with respect to the shares of each series of Preferred Stock:

               (a) the dividend rights of such shares, including whether the dividends to which such shares are entitled shall be cumulative or non-cumulative and whether dividends on such shares shall have any preference over dividends payable on any other class or classes of stock;

               (b) whether such shares shall be convertible into shares of a class of Common Stock or, to the extent permitted by law, into shares of another series of Preferred Stock and, if so, upon what terms and conditions;

               (c) whether such shares shall have voting rights in addition to those provided by law and, if so, to what extent and upon what terms and conditions;

               (d) whether such shares shall be subject to redemption by the Corporation and, if so, upon what terms and conditions;

               (e) whether, if such shares are to be redeemable, a sinking fund or other fund shall be established for the purchase or redemption thereof and, if so, upon what terms and conditions; and

               (f) the rights of such shares in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including whether such shares shall have any preferential claim against the assets of the Corporation and, if so, to what extent.

          4. SERIES A PREFERRED STOCK. Five hundred (500) shares of Series A Preferred Stock, par value of $0.10 per share, shall be issuable. All shares of Series A Preferred Stock shall be of equal rank and shall be identical.

               (a) Limited Dividend Rights. Holders of Series A Preferred Stock shall not receive any dividends unless so declared by the Board of Directors and in no event shall such dividends be in excess of one cent ($0.01) per year per share of Series A Preferred Stock.

               (b) No Conversion Rights. Series A Preferred Stock shall not be convertible into shares of Common Stock or into shares of another series of Preferred Stock.

               (c) No Voting Rights. Except as otherwise required by law or as specifically provided herein, Series A Preferred Stock shall have no voting rights.

               (d) Redemption. The shares of Series A Preferred Stock shall be redeemable in whole or in part, at the option of the Corporation, by resolution adopted by its Board of Directors, at a fixed redemption price of One Thousand Dollars ($1,000) per share, payable from any legally available source or fund, at such times as may be fixed and determined by the Board of Directors from time to time or at any time. If fewer than all outstanding shares of Series A Preferred Stock are to be redeemed, the shares of said Series to be redeemed shall be chosen by lot or pro rata in such manner as the Board of Directors may determine. Not later than thirty (30) nor earlier than sixty (60) days prior to the date fixed for redemption, a notice specifying the time and place of redemption shall be given by mail to the holders of record of Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the stock books of the Corporation, but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to which the Corporation has failed to mail such notice or except as to the holder as to which notice was defective. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. At any time after notice of redemption has been given in the manner prescribed above, the Corporation may (but shall not be required to) deposit the aggregate redemption price in trust with a bank or trust company (in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, City of New York, State of New York, and having capital, surplus and undivided profits aggregating at least $10,000,000) named in such notice, for payment on the date fixed for redemption to the holders of the shares so to be redeemed, upon surrender (and endorsement, if required by the Board of Directors) of the certificates for such shares. Upon such redemption date (unless the Corporation shall default in payment or deposit of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to such shares and shall have no interest in, or claim against, the Corporation, including no right to exercise privileges upon liquidation, and shall have no rights with respect to such shares except the right to receive the monies payable upon such redemption from such bank or trust company, or from the Corporation, without interest thereon, upon surrender (and endorsement, if required by the Board of Directors) of such certificates; and the shares represented thereby shall no longer be deemed to be outstanding. If the holder of any of the shares so redeemed shall not, within six (6) years after such deposit, claim the amount deposited as above stated for the redemption thereof, the depositary shall, upon demand, pay over to the Corporation or to its successor such unclaimed amount so deposited, and the depositary shall thereupon be relieved of all responsibility therefor to such holder. The Corporation may retain such unclaimed amount as part of its general funds, free of any claim of those previously entitled thereto.

               (e) No Sinking Fund. No sinking fund or other fund shall be established for the purchase or redemption of Series A Preferred Stock.

               (f) Priority Upon Liquidation, Dissolution or Winding Up. The Series A Preferred Stock shall be preferred over the Common Stock as to the net assets of the Corporation in the event of any dissolution, liquidation or winding up of the affairs of the Corporation, either voluntary or involuntary. In such event, the holders of Series A Preferred Stock shall be entitled, after payment or provision for payment of the debts or other liabilities of the Corporation, to receive out of the net assets of the Corporation the fixed amount of One Thousand Dollars ($1,000) per share of Series A Preferred Stock, before any distribution shall be made to the holders of the Common Stock. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or any part of its assets, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation within the meaning of this subparagraph
          (f).

          5. LIMITATIONS. So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, by an amendment of this Certificate of Incorporation or by merger or consolidation or in any manner, without the affirmative vote at a duly authorized meeting or the written consent of the holders of at least two-thirds of the aggregate number of shares of Series A Preferred Stock at the time outstanding, voting or consenting, as the case may be, together as a single class:

               (a) authorize, or increase the number of authorized shares of, any series of Preferred Stock ranking, either as to payment of dividends or distribution of assets, prior to the Series A Preferred Stock; or

               (b) change the preferences or limitations, special rights or powers with respect to the Series A Preferred Stock in any respect adverse to the holders thereof.

          FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: Town Sports International, Inc., 888 Seventh Avenue, New York, New York 10106; Attention:
Alexander A. Alimanestianu, Esq.

          SIXTH: The duration of the Corporation is to be perpetual.
SEVENTH: No holder of any shares of capital stock of the Corporation, by reason of their ownership of such shares of capital stock, shall have any preemptive rights under Section 622 of the Business Corporation Law.

          EIGHTH: The Corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, insurance policy or otherwise as permitted by said Article, as to action in any capacity in which he or she served at the request of the Corporation.

          Without in any way limiting the foregoing, except to the extent expressly prohibited by the Business Corporation Law, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

          The Corporation shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to the indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

          Anything herein to the contrary notwithstanding, no elimination of or amendment to this Article adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Article shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

          The Corporation shall not, except by elimination of or amendment to this Article in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Article. The indemnification of any person provided by this Article shall continue after such person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

          The Corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this Article, it being expressly recognized hereby that all directors and officers of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise.

          In case any provision in this Article shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

          For purposes of this Article, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this Article, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

          NINTH: The personal liability of the Directors of the Corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of
Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented. No amendment, modification or repeal of this Article shall adversely affect any right or protection of any director that exists at the time of such amendment, modification or repeal.

          IN WITNESS WHEREOF, we have executed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained therein have been examined by us and are true and correct.
Dated: March 5, 1993


                              --------------------------------------
                              Name:     Marc Tascher
                              Title:    Chairman



                              --------------------------------------
                              Name:     Robert Giardina
                              Title:    President



                              --------------------------------------
                              Name:     Alexander A. Alimanestianu
                              Title:    Secretary